Exhibit 99.1

Vapotherm Reports First Quarter 2019 Financial Results

EXETER, New Hampshire, May 7, 2019 / Business Wire / -- Vapotherm, Inc. (NYSE: VAPO), a global medical technology company focused on the development and commercialization of its proprietary Hi-VNI® Technology products that are used to treat patients of all ages suffering from respiratory distress, today announced its financial and operating results for the first quarter ended March 31, 2019.

First Quarter 2019 Summary

•	Revenue for the first quarter of 2019 was $12.3 million, representing a 14.5% increase over the prior year period
•	Gross margin was 42.1% in comparison to gross margin of 39.5% in the first quarter of 2018

“We are pleased with our performance during the first quarter,” said Joe Army, President and CEO of Vapotherm. “We drove top line growth and exceeded our gross margin expectations. We expanded our body of clinical data and our new product development projects are tracking to plan. For the rest of 2019, our focus will be to drive adoption of Hi-VNI Technology and leverage the momentum we continue to build with the expansion of our salesforce and focus on the Emergency Department (ED). We are also excited about the potential future launch of multiple new products, including IntellO2 TM, and its compelling clinical data showing the value of our Hi-VNI Technology versus the current standard of care.”

Results for the Three Months Ended March 31, 2019

The following table reflects the Company’s net revenue for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019		2018		Change
	(unaudited)
	(in thousands, except percentages)
	Amount	% of Revenue	Amount	% of Revenue	$	%
Revenue
Capital (product & lease revenue)	$2,678	21.8%	$2,468	23.0%	$210	8.5%
Disposable	9,019	73.3%	7,569	70.5%	1,450	19.2%
Service and Other	602	4.9%	702	6.5%	(100)	-14.2%
Total Revenue	$12,299	100.0%	$10,739	100.0%	$1,560	14.5%

Revenue for the first quarter of 2019 was $12.3 million, representing a 14.5% increase over the first quarter of 2018.  Total capital revenue, including both product sales and lease revenue, increased 8.5% over the first quarter of 2018 as a result of increased sales and leases of our Precision Flow® units in the United States. Total disposable revenue increased 19.2% year over year, primarily driven by an increase in the worldwide installed base of Precision Flow units. Disposable revenue as a percentage of total revenue for the first quarter of 2019 and 2018 was 73.3% and 70.5%, respectively.

Revenue information by geography is summarized as follows:

	Three Months Ended March 31,
	2019		2018		Change
	(unaudited)
	(in thousands, except percentages)
	Amount	% of Revenue	Amount	% of Revenue	$	%
United States	$10,049	81.7%	$8,622	80.3%	$1,427	16.6%
International	2,250	18.3%	2,117	19.7%	133	6.3%
Total Revenue	$12,299	100.0%	$10,739	100.0%	$1,560	14.5%

Revenue growth in the U.S. and International markets in the first quarter of 2019 was driven primarily by an increase in disposable sales related to an increase in the installed base of Precision Flow units worldwide.  We sold and leased 324 and 141 Precision Flow units in the U.S. and International markets, respectively, in the first quarter of 2019, bringing our total installed

Exhibit 99.1

base of Precision Flow units to 10,713 and 3,846 units in the U.S. and International markets, respectively.  In the first quarter of 2019, we sold 71,376 and 17,301 disposables in the U.S. and International markets, respectively.

Gross profit for the first quarter of 2019 was $5.2 million, an increase of $0.9 million over the first quarter of 2018. Gross margin was 42.1% in the first quarter of 2019 compared to 39.5% in the first quarter of 2018. The increase in gross margin was driven by favorable sales mix of disposables as well as a decrease in disposable component costs in comparison to the first quarter of 2018. Additionally, we achieved operating efficiency by holding operating overhead constant while increasing throughput of our manufacturing facility to support continued sales growth.

Operating expenses were $17.3 million in the first quarter of 2019, an increase of $4.6 million as compared to $12.7 million in the same period last year. The increase in operating expenses was primarily a result of increased headcount and employee-related expenses, including stock-based compensation, product development costs, legal and consulting fees, public company related expenses and increased investments in sales and marketing initiatives.

Net loss for the first quarter of 2019 was $13.0 million, or $0.76 per share, compared to $8.9 million, or $11.33 per share, in the first quarter of 2018. Net loss per share was based on 16,949,027 and 786,184 weighted average shares outstanding for the first quarter of 2019 and 2018, respectively.  The number of shares outstanding as of March 31, 2019 was 16,899,685.

Adjusted EBITDA was ($9.6) million for the first quarter of 2019 as compared to ($7.8) million for the first quarter of 2018.  The $1.8 million increase in Adjusted EBITDA loss in the first quarter of 2019 was primarily due to increased operating expenses partially offset by an increase in gross profit.

Cash Position

Cash and cash equivalents were $56.7 million as of March 31, 2019 compared to $58.2 million and $15.1 million as of December 31, 2018 and March 31, 2018, respectively

Fiscal 2019 Outlook

For fiscal 2019, we continue to expect revenue in the range of $49.0 million to $51.0 million, representing an anticipated year-over-year increase of between 16% to 20%.

In the second quarter of 2019, we expect revenue in the range of $11.8 million to $12.0 million.

For fiscal 2019, we now expect gross margin to be in the range of 41.5% and 42.0%, an increase from prior guidance of 41.0% to 41.5%.

For fiscal 2019, we now expect operating expenses to be in the range of $68.0 million to $70.0 million, an increase of $4.0 million related to stock-based compensation expense for equity awards granted during the first quarter of 2019.

Conference Call

Management will host a conference call at 4:30 p.m. Eastern Time on May 7, 2019 to discuss the results of the quarter with a question and answer session. To listen to the conference call on your telephone, please dial (877) 201-0168 for U.S. callers, or (647) 788-4901 for international callers, approximately ten minutes prior to the start time and reference conference code 5167987. To listen to a live webcast, please visit the Investors section of the Vapotherm website at: http://investors.vapotherm.com/events-and-presentations/events. The webcast replay will be available on the Vapotherm website for 90 days following completion of the call. A replay of this conference call will be available by telephone through May 14th, 2019 by dialing (800) 585-8367 in the U.S. or (416) 621-4642 outside of the U.S. The replay access code is 5167987.

Website Information

Vapotherm routinely posts important information for investors on the Investor Relations section of its website, http://investors.vapotherm.com/. Vapotherm intends to use this website as a means of disclosing material, non-public information and for complying with Vapotherm’s disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Vapotherm’s website, in addition to following Vapotherm’s press releases, Securities and Exchange Commission filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Vapotherm’s website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of EBITDA and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA in this press release represents net loss less interest expense, net and depreciation and amortization. Adjusted EBITDA in this release

Exhibit 99.1

represents EBITDA as adjusted for the impact of foreign currency loss or gain, the change in fair value of warrant liabilities, and stock-based compensation expense. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release.

Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the measure principally as a measure of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating budget and financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. It should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contain certain other limitations, including the failure to reflect our capital expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

About Vapotherm

Vapotherm, Inc. is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 1.8 million patients have been treated with Vapotherm Hi-VNI Technology. Hi-VNI Technology is mask-free noninvasive ventilatory support for spontaneously breathing patients and is a front-line tool for relieving respiratory distress—including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. Hi-VNI Technology’s mask-free interface delivers optimally conditioned breathing gases, making it comfortable for patients and reducing the risks associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication. For more information, visit www.vapotherm.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about the potential launch of new products and full year or quarterly revenue, gross margin, and operating expense guidance. In some cases, you can identify forward-looking statements by terms such as ‘‘expect,’’ “guide” or “typically” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to the following: Vapotherm has incurred losses in the past and may be unable to achieve or sustain profitability in the future, Vapotherm may need to raise additional capital to fund its existing commercial operations, develop and commercialize new products, and expand its operations, Vapotherm’s dependence on sales generated from its Precision Flow systems, competition from multi-national corporations who have significantly greater resources than Vapotherm and are more established in the respiratory market, the ability for Precision Flow systems to gain increased market acceptance, its inexperience directly marketing and selling its products, the potential loss of one or more suppliers, including a sole source supplier, Vapotherm’s susceptibility to seasonal fluctuations, Vapotherm’s failure to comply with applicable United States and foreign regulatory requirements, the failure to obtain U.S. Food and Drug Administration or other regulatory authorization to market and sell future products or its inability to secure and maintain patent or other intellectual property protection for its products and the other risks and uncertainties included under the heading “Risk Factors” in Vapotherm’s Annual Report on Form 10-K for the fiscal year ended December, 31, 2018, as filed with the Securities and Exchange Commission on March 22, 2019, and in any subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Vapotherm’s views as of the date hereof, and Vapotherm does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements:

Exhibit 99.1

Vapotherm, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Net revenue	$12,299	$10,739
Cost of goods sold	7,120	6,494
Gross profit	5,179	4,245
Operating expenses
Research and development	3,273	2,225
Sales and marketing	9,161	8,051
General and administrative	4,879	2,382
Loss on disposal of fixed assets	-	3
Total operating expenses	17,313	12,661
Loss from operations	(12,134)	(8,416)
Other (expense) income
Foreign currency loss	(9)	(3)
Interest income	203	1
Interest expense	(1,024)	(616)
Gain on change in fair value of warrant liabilities	-	128
Net loss	$(12,964)	$(8,906)
Net loss per share basic and diluted	$(0.76)	$(11.33)
Weighted-average number of shares used in calculating net loss per share, basic and diluted	16,949,027	786,184

Exhibit 99.1

VAPOTHERM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$56,666	$58,223
Accounts receivable, net	6,658	7,107
Inventory	12,420	13,710
Prepaid expenses and other current assets	2,456	2,683
Total current assets	78,200	81,723
Property and equipment, net	13,901	13,416
Restricted cash	1,852	1,799
Goodwill	584	-
Intangible assets, net	455	-
Other long-term assets	350	308
Total assets	$95,342	$97,246
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,508	$3,148
Contract liability	176	79
Accrued expenses and other liabilities	6,657	7,653
Short term line of credit	3,982	3,163
Total current liabilities	12,323	14,043
Long-term loans payable	41,574	31,317
Deferred tax liability	97	-
Other long-term liabilities	329	325
Total liabilities	54,323	45,685
Commitments and contingencies (Note 9)
Stockholders' equity
Preferred stock ($0.001 par value) 25,000,000 shares authorized as of March 31, 2019 and December 31, 2018, respectively; 0 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	-	-
Common stock ($0.001 par value) 175,000,000 shares authorized as of March 31, 2019 and December 31, 2018, respectively; 16,899,685 and 16,782,837 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	17	17
Additional paid-in capital	268,348	265,926
Accumulated deficit	(227,346)	(214,382)
Total stockholders' equity	41,019	51,561
Total liabilities and stockholders’ equity	$95,342	$97,246

Exhibit 99.1

VAPOTHERM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Cash flows from operating activities
Net loss	$(12,964)	$(8,906)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	621	466
Stock-based compensation expense	1,903	116
Loss on disposal of fixed assets	23	150
Provision for bad debts	13	2
Amortization of discount on debt	44	14
Change in fair value of warrants	-	(128)
Changes in operating assets and liabilities:
Accounts receivable	847	189
Inventory	1,782	691
Prepaid expenses and other assets	197	75
Accounts payable	(1,658)	(597)
Contract liability	22	18
Accrued expenses and other liabilities	(661)	(2,570)
Net cash used in operating activities	(9,831)	(10,480)
Cash flows from investing activities
Acquisition of business, net of cash acquired	(1,560)	-
Purchases of property and equipment	(1,128)	(1,245)
Net cash used in investing activities	(2,688)	(1,245)
Cash flows from financing activities
Proceeds on loans	10,500	-
Debt issuance costs	(322)	(1)
Short term line of credit	837	-
Proceeds from exercise of stock options and purchase of restricted stock	-	393
Net cash provided by financing activities	11,015	392
Net decrease in cash, cash equivalents and restricted cash	(1,504)	(11,333)
Cash, cash equivalents and restricted cash
Beginning of period	60,022	28,360
End of period	$58,518	$17,027
Supplemental disclosures of cash flow information
Interest paid during the period	$939	$576
Issuance of warrants in conjunction with debt draw down	$293	$-
Property and equipment purchases in accrued expenses at period end	$42	$59

Exhibit 99.1

Non-GAAP Financial Measures

The following tables contain a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2019 and 2018, respectively.

	Three Months Ended March 31,
	Amount		Change
	2019	2018	$	%
	(unaudited)
	(in thousands, except percentages)
Net loss	$(12,964)	$(8,906)	$(4,058)	-45.6%
Interest expense, net	821	615	206	-33.5%
Depreciation and amortization	621	466	155	-33.3%
EBITDA	$(11,522)	$(7,825)	$(3,697)	-47.2%
Foreign currency	9	3	6	-200.0%
Change in fair value of warrant liabilities	-	(128)	128	n/m
Stock based compensation	1,903	116	1,787	-1540.5%
Adjusted EBITDA	$(9,610)	$(7,834)	$(1,776)	-22.7%

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

Mark Klausner or Mike Vallie, Westwicke, an ICR Company, ir@vtherm.com, +1 (603) 658-0011